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                             RURAL CELLULAR CORPORATION
                             (a Minnesota corporation)

                                    $125,000,000

                      9 5/8% Senior Subordinated Notes due 2008

                                 125,000 shares of

                      11 3/8% Senior Exchangeable Preferred Stock

                                 PURCHASE AGREEMENT

                                    May 7, 1998

TD Securities (USA) Inc.
NationsBanc Montgomery Securities LLC
  c/o TD Securities (USA) Inc.
BancBoston Securities Inc.
  c/o TD Securities (USA) Inc.
31 West 52nd Street
New York, New York 10019-6101

Ladies and Gentlemen:

          Rural Cellular Corporation, a Minnesota corporation (the "ISSUER") proposes to issue and sell to TD Securities (USA) Inc. ("TD SECURITIES"), NationsBanc Montgomery Securities LLC and BancBoston Securities Inc. (collectively, the "INITIAL PURCHASERS") (i) $125,000,000 aggregate principal amount of its 9 5/8% Senior Subordinated Notes due 2008 (the "SENIOR SUBORDINATED NOTES") and (ii) 125,000 shares of 11 3/8% Senior Exchangeable Preferred Stock, liquidation preference $1,000 per share (including additional shares payable in lieu of cash dividends, the "EXCHANGEABLE PREFERRED STOCK"). The Senior Subordinated Notes are to be issued pursuant to an indenture to be dated on or about May 14, 1998 (the "NOTES INDENTURE") between the Issuer and Norwest Bank Minnesota, National Association, as trustee (the "NOTES TRUSTEE"). The Exchangeable Preferred Stock is to be issued pursuant to a certificate of designation (the "CERTIFICATE OF DESIGNATION") of the Issuer with respect to such stock. Subject to certain conditions, the Exchangeable Preferred Stock is exchangeable in whole, but not in part, at the option of the Issuer, for the Issuer's 11 3/8% Exchange Debentures due May 15, 2010 (including additional debentures payable in lieu of cash interest, the "EXCHANGE DEBENTURES") which will be issued pursuant to an indenture (the "EXCHANGE INDENTURE") which will be entered into at the time of issuance thereof between the Issuer and Norwest Bank Minnesota, National Association or such other

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corporate trustee as the Issuer may select, as trustee (the "DEBENTURES
TRUSTEE" and together with the Notes Trustee, the "TRUSTEES"). The Senior Subordinated Notes, together with the Exchangeable Preferred Stock or the Exchange Debentures, if issued in exchange for the Exchangeable Preferred Stock, are referred to herein as the "Securities." The Securities, the Notes Indenture, the Exchange Indenture and the Certificate of Designation are more fully described in the Offering Memorandum (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on exemptions therefrom. The Issuer has prepared a preliminary offering memorandum, dated April 24, 1998 (such preliminary offering memorandum being hereinafter referred to as the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated the date hereof (such final offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "OFFERING MEMORANDUM"), each setting forth information regarding the Issuer and the Securities. The Issuer hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum for the offering and resale of the Securities to the persons referred to in clauses (i) and (ii) of the next paragraph.

          The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms set forth in the Offering Memorandum and this Agreement, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QUALIFIED INSTITUTIONAL BUYERS") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("RULE 144A"), in transactions complying with Rule 144A and/or (ii) to non-U.S. persons in offshore transactions, as defined in Regulation S ("REGULATION S") under the Securities Act, in compliance with Regulation S. The Issuer also understands that, pursuant to the Communications Act of 1934, as amended, the Exchangeable Preferred Stock is subject to restrictions on alien ownership and the requirement of prior Federal Communications Commission ("FCC") approval of transfers of control, as further described in the Offering Memorandum.

          The holders of Senior Subordinated Notes and the holders of the Exchangeable Preferred Stock will be entitled to the benefits of registration rights agreements (collectively, the "REGISTRATION RIGHTS AGREEMENTS"). Pursuant to the Registration Rights Agreements, the Issuer will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, either (i) a registration statement under the Securities Act registering the Exchange Notes and the Exchange Preferred Stock (as such terms are defined in the Registration Rights Agreements; collectively, the "Exchange Securities") to be offered in exchange for the Senior

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Subordinated Notes and Exchangeable Preferred Stock and use its best efforts to cause such registration statement to be declared effective or (ii) under certain circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Senior Subordinated Notes and Exchangeable Preferred Stock, and use its best efforts to cause such shelf registration statement to be declared effective. If necessary, separate registration statements may be filed for the Senior Subordinated Notes and the Exchangeable Preferred Stock, respectively.

          As soon as practicable following the Closing Time, the Issuer expects to consummate its purchase of (i) substantially all of the assets of Atlantic Cellular Company, L.P. ("ACC") and one of its subsidiaries (the "ATLANTIC ACQUISITION") and (ii) all of the issued and outstanding capital stock of Western Maine Cellular, Inc. (collectively, the "PENDING ACQUISITIONS"); PROVIDED, that consummation of each of the Pending Acquisitions is subject to
(A) various regulatory approvals and consents, including the consent of the Federal Communications Commission (the "FCC") and, in the case of the Atlantic Acquisition, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (B) fulfillment of all of the other conditions specified in the applicable transaction documents.

          The Issuer has an existing credit facility pursuant to a certain Loan Agreement, dated as of May 1, 1997, among the Issuer, The Toronto-Dominion Bank, Bank Boston, N.A., St. Paul Bank for Cooperatives, CoBank, Fleet National Bank, First National Bank of Maryland, Societe Generale, New York Branch and Merita Bank Ltd., New York Branch (as amended to date, the "EXISTING CREDIT FACILITY"). In connection with the transactions contemplated hereby and the Pending Acquisitions, the Issuer has (i) entered into amendments to its Existing Credit Facility and (ii) received a commitment pursuant to which an affiliate of TD Securities would provide financing under a new credit facility (the "NEW CREDIT FACILITY"), all as described in the Offering Memorandum (the Existing Credit Facility and the New Credit Facility are collectively referred to herein as the "CREDIT FACILITY").

          This Agreement, the Notes Indenture, the Certificate of Designation, the Exchange Indenture, the Senior Subordinated Notes, the Exchangeable Preferred Stock, the Exchange Debentures and the Registration Rights Agreements are sometimes collectively referred to herein as the "TRANSACTION DOCUMENTS."

          Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Issuer represents and warrants to and agrees with the Initial Purchasers as of the date hereof and as of the Closing Time (as defined in Section 2(b)) as follows:

          (i) SIMILAR OFFERINGS. The Issuer and its affiliates (as defined in Rule 501(b) under the Securities Act) have not, directly or indirectly through any agent (provided that no representation is made as to the Initial Purchasers, their affiliates

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     or any person acting on their behalf), solicited any offer to buy, sold or offered to sell (or otherwise negotiated in respect of), and will not, directly or indirectly, solicit any offer to buy, sell or offer to sell (or otherwise negotiate in respect of), in the United States or to any United States citizen or resident, any security (as defined in the Securities Act) (A) which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or (B) in a manner that would require the registration of the Securities under the Securities Act.

          (ii) OFFERING MEMORANDUM. (A) GENERAL. As of their respective dates and as of the Closing Time, none of the Preliminary Offering Memorandum,
     (1) the Offering Memorandum or any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) all reasonable inquiries have been made to ascertain such facts and to verify the accuracy of all such information and statements and (3) any opinions and intentions expressed in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto with respect to the Issuer and its subsidiaries are honestly held and are based on reasonable assumptions; except that this representation and warranty does not apply to untrue statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Initial Purchasers through TD Securities expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          (B) DOCUMENTS. There are no contracts or documents of a character that would be required to be described in the Offering Memorandum, if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that are not described as would be so required. All such contracts which are so described in the Offering Memorandum to which the Issuer or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Issuer or its subsidiaries, constitute valid and binding agreements of the Issuer or such subsidiary and are enforceable against the Issuer or such subsidiary in accordance with the terms thereof except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding inequity or at law).

          (C) CERTAIN TRANSACTIONS. No relationship, direct or indirect, exists between or among the Issuer or any of its subsidiaries, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Issuer or any of its subsidiaries, on the other hand, that is of a character that would be required to be

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     described in the Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act, that is not described as would be so required.

          (D) DATA. The statistical and market-related data included in the Offering Memorandum are based on or derived from sources which the Issuer believes to be reliable and accurate in all material respects or represents the Issuer's good faith estimates that are made on the basis of data derived from such sources.

          (iii) NO LISTED SECURITIES. There are no debt securities or preferred stock of the Issuer registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system. The Issuer has been advised by the National Association of Securities Dealers, Inc. (the "NASD") Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

          (iv) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, which is reporting upon the audited financial statements and related notes of the Issuer included in the Offering Memorandum and the audited financial statement and related notes of Unity Cellular Systems, Inc. ("UNITY") included in the Offering Memorandum, is an independent public accountant with respect to the Issuer and its subsidiaries and, to the Issuer's knowledge, with respect to Unity and its subsidiary, in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. To the Issuer's knowledge, KPMG Peat Marwick LLP, which is reporting upon the audited financial statements and related notes of ACC included in the Offering Memorandum, is an independent public accountant with respect to ACC and its subsidiaries in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

          (v) ACCOUNTING CONTROLS; RECEIPT AND PAYMENT OF FUNDS. The Issuer and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization,
     (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its subsidiaries have not made, and, to the knowledge of the Issuer, no employee or agent of the Issuer or any of its subsidiaries has made, any payment of the Issuer's funds or its subsidiaries' funds or received or retained

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     any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Offering Memorandum if it were a prospectus filed as part of a registration statement on Form S-1 under the Securities Act. Neither the Issuer nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (vi) FINANCIAL STATEMENTS. The financial statements included in the Offering Memorandum, together with the related notes, present fairly (A) the financial position of the Issuer and its consolidated subsidiaries as of the dates indicated and (B) the results of operations and cash flows of the Issuer and its consolidated subsidiaries, in each case for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the business, results of operations, financial conditions or properties of the Issuer and its consolidated subsidiaries, taken as a whole. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Offering Memorandum. The pro forma financial statements and related notes thereto and other pro forma financial information included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Securities Act, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the pro forma bases described therein and, in the opinion of the Issuer, the assumptions used in the preparation thereof are made on a reasonable basis and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (vii) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been
     (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer or its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) any transaction entered into by the Issuer or any of its subsidiaries other


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     than in the ordinary course of business or (C) any dividend or distribution of any kind declared, paid or made by the Issuer or any of its subsidiaries on any class of their respective membership interests, partnership interests or capital stock, as the case may be.

          (viii) ORGANIZATION AND GOOD STANDING OF THE ISSUER. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority under such laws to (A) own, lease and operate its properties and conduct its business as described in the Offering Memorandum and (B) enter into and perform its obligations under Transaction Documents. The Issuer is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (ix) SUBSIDIARIES. SCHEDULE 1(a)(ix) attached hereto sets forth each of the Issuer's subsidiaries (the "SUBSIDIARIES") and its ownership thereof on the date hereof. Each of such Subsidiaries has been duly organized or formed, as the case may be, and is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its organization or formation, as the case may be, and each such entity has all requisite corporate, limited liability company or partnership power and authority, as the case may be, under such laws to own, lease and operate its properties and conduct its business as now conducted and, if applicable, as described in the Offering Memorandum. Each of such Subsidiaries, is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (x) CAPITALIZATION. (a) THE ISSUER. The actual capitalization of the Issuer at December 31, 1997, is as set forth in the Offering Memorandum under the caption "Capitalization" in the "Actual" column. All of the outstanding capital stock of the Issuer has been duly authorized and validly issued, is fully-paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any of its articles of incorporation, by-laws or other organizational documents), and was issued free and clear of all interests, mortgages, deeds of trust, pledges, liens, encumbrances or claims (collectively, "ENCUMBRANCES"), including restrictions on transferability or voting of such capital stock, except as set forth in the Offering Memorandum.


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          (b)  SUBSIDIARIES.  All of the outstanding capital stock of the
     Subsidiaries owned by the Issuer as disclosed on SCHEDULE 1(a)(ix) is owned directly by the Issuer, free and clear of any Encumbrances, including restrictions on transferability or voting of such capital stock, has been duly authorized and validly issued, is fully-paid and nonassessable and was not issued to or acquired by the Issuer in violation of any preemptive or similar rights of any holder of any interest in such Subsidiaries (whether provided contractually or pursuant to any of its articles of incorporation, by-laws or other organizational documents) except as set forth in the Offering Memorandum. All offers and sales by the Issuer of the Issuer's securities which have taken place within the past three years were at all relevant times exempt from the registration requirements of the Securities Act or duly registered under the Securities Act, and were duly registered or the subject of an available exemption from the requirements of applicable state securities laws. Immediately after the filing of the Certificate of Designation, the Issuer will have a duly authorized capitalization of 15,000,000 shares of Class A Common Stock, par value $.01 per share, 5,000,000 shares of Class B Common Stock, par value $.01 per share, 450,000 shares of Exchangeable Preferred Stock (which may be issued in two separate classes of stock designated as Class A Exchangeable Preferred Stock and Class B Exchangeable Preferred Stock) and 9,550,000 undesignated shares of capital stock, par value $.01 per share.

          (xi) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (B) the enforceability of any right to indemnification provided herein violates the public policy of any law, rule or regulation.

          (xii) AUTHORIZATION OF THE INDENTURES. Each of the Notes Indenture and the Exchange Indenture have been duly authorized by the Issuer, and when duly executed and delivered by the Issuer and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) the enforceability of any right


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     to indemnification or waiver of usury provided therein violates the public policy of any law, rule or regulation.

          (xiii) AUTHORIZATION OF THE SENIOR SUBORDINATED NOTES. The issuance, execution and delivery of the Senior Subordinated Notes and the Exchange Notes have been duly authorized by the Issuer and, at the Closing Time, the Senior Subordinated notes will have been duly executed by the Issuer. When executed, authenticated, issued and delivered in the manner provided for in the Notes Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Senior Subordinated Notes (A) will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) will be in the form contemplated by, and entitled to the benefits of, the Notes Indenture. The Exchange Notes, when executed, authenticated, issued and delivered in exchange for the Senior Subordinated Notes, will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Notes Indenture, enforceable against the Issuer in accordance with the terms thereof, subject to the exceptions noted in clause (A) above.

          (xiv) AUTHORIZATION OF EXCHANGEABLE PREFERRED STOCK. The issuance and delivery of the Exchangeable Preferred Stock and the Exchange Preferred Stock have been duly authorized by the Issuer. The filing of the Certificate of Designation relating to the Exchangeable Preferred Stock and the Exchange Preferred Stock has been duly authorized and will have been duly filed prior to the Closing Time. When issued and delivered against payment therefor in accordance with the terms hereof or the Certificate of Designation, the Exchangeable Preferred Stock will be (and if any Exchange Preferred Stock is issued in exchange for the Exchangeable Preferred Stock, such Exchange Preferred Stock will be) validly issued, fully paid and nonassessable and free of any preemptive or similar rights. As of the Closing Time, the Articles of Incorporation of the Issuer by virtue of the Certificate of Designation will set forth the rights, preferences and priorities of the Exchangeable Preferred Stock and the Exchange Preferred Stock. The certificates for the Exchangeable Preferred Stock that are being sold by the Issuer (and any Exchange Preferred Stock issued in exchange therefor) are in due and proper form and holders of such Exchangeable Preferred Stock (or such Exchange Preferred Stock) will not be subject to personal liability by reason of being such holders.

          (xv) AUTHORIZATION OF THE EXCHANGE DEBENTURES. The Exchange Debentures have been duly authorized by the Issuer for issuance, subject to further


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     action by the Issuer's Board of Directors with respect to the due execution and delivery thereof. The Exchange Debentures, when executed by the Issuer and authenticated by the Debentures Trustee in accordance with the provisions of the Exchange Indenture and delivered upon the exchange of the Exchangeable Preferred Stock, (A) will have been duly executed, issued and delivered by the Issuer, and (B) will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) will be in the form contemplated by, and entitled to the benefits of, the Exchange Indenture.

          (xvi) AUTHORIZATION OF THE REGISTRATION RIGHTS AGREEMENTS. Each of the Registration Rights Agreements has been duly authorized by the Issuer, and, when executed and delivered by the Issuer and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms except (A) as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) the enforceability of any right to indemnification provided therein violates the public policy of any law, rule or regulation.

          (xvii) THE PENDING ACQUISITIONS. No consent, approval, authorization or order of any court or governmental agency or body (except for such consents, approvals or authorizations as are required by the FCC and relevant state regulatory authorities or, in the case of the Atlantic Acquisition, under the HSR Act), is required for the performance by the Issuer of the transactions contemplated by the Pending Acquisitions, and the Issuer has no reasonable basis to believe that the transactions contemplated by the Pending Acquisitions will not be consummated in accordance with their terms.

          (xviii) DESCRIPTION OF THE TRANSACTION DOCUMENTS AND OTHER MATTERS The statements set forth in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Transaction Documents, the Pending Acquisitions and the Credit Facility constitute accurate summaries thereof in all material respects.


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          (xix)     ABSENCE OF DEFAULTS AND CONFLICTS.  Neither the Issuer nor
     any of its subsidiaries is in violation of its respective organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such violations or defaults that would not result in a Material Adverse Effect; and (A) the execution, delivery and performance of this Agreement, the Securities, the Notes Indenture, the Exchange Indenture (if the Exchange Debentures are issued in exchange for the Exchangeable Preferred Stock), the Registration Rights Agreements, by the Issuer, and the consummation by the Issuer of the transactions contemplated herein and therein (including the issuance and sale by the Issuer of the Securities in accordance with the offering and sale restrictions contained in this Agreement and the Offering Memorandum and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "USE OF PROCEEDS"), (B) compliance by the Issuer with its obligations hereunder and under the Securities, (C) compliance by the Issuer of its obligations under the Notes Indenture, the Exchange Indenture (if the Exchange Debentures are issued in exchange for the Exchangeable Preferred Stock) and such other agreements to which it is or will be a party in connection with the transactions contemplated by this Agreement, (D) consummation of the Pending Acquisitions and (E) the execution, delivery and performance of the Existing Credit Facility or the New Credit Facility, as applicable, will not (1) whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of any such entity or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or Encumbrances that would not result in a Material Adverse Effect or (2) result in any violation of (x) the provisions of the respective organizational documents of the Issuer or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any such entity or any of its subsidiaries.

          (xx) ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened that, if such dispute were to occur, in either case may reasonably be expected to result in a Material Adverse Effect, and the Issuer has no actual knowledge of any existing or imminent labor disturbance by the employees of the Issuer's or its subsidiaries' principal suppliers, contractors or customers that could be expected to result in a Material Adverse Effect.

          (xxi) ABSENCE OF PROCEEDINGS. Except as set forth in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened, to which the Issuer or any of its subsidiaries is a party and which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the validity or enforceability of any material provision of any Transaction Document or the rights and remedies of the Initial Purchasers, the Notes Trustee, the Debenture Trustee or the holders of the Securities thereunder. The aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Issuer or any of its subsidiaries is a party including ordinary routine litigation incidental to the business of the Issuer or any of its subsidiaries, could not reasonably be expected to have a Material Adverse Effect.

          (xxii) POSSESSION OF INTELLECTUAL PROPERTY. The Issuer and its subsidiaries own or possess, or can acquire on reasonable terms (or have the rights to sue at law or in equity for any infringement of), adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now carried on by them, except where the failure to own, possess or hold such rights to acquire or sue would not have a Material Adverse Effect; and neither the Issuer nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii)   ABSENCE OF FURTHER REQUIREMENTS.  No filing with, or
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (including, without limitation, the FCC) or quasi-governmental agency (other than (A) under the Securities Act and the rules and regulations thereunder with respect to the Registration Rights Agreements and the transactions contemplated thereunder and the securities or "blue sky" laws of any jurisdiction and (B) those that have been obtained and are in full force and effect) is necessary or required on behalf of the Issuer for the issuance, sale and delivery of the

     Securities, or for the execution, delivery or performance by the Issuer of any Transaction Document, or for the consummation by the Issuer of the transactions contemplated in such documents.

          (xxiv) POSSESSION OF LICENSES AND PERMITS. The Issuer and its subsidiaries possess, and, upon consummation of the transactions contemplated under this Agreement, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") of the appropriate federal, state, local or foreign regulatory and quasi-regulatory agencies or bodies (including, without limitation, the FCC) necessary to conduct any business now conducted by them and as contemplated to be conducted by them upon consummation of the transactions contemplated under this Agreement or as disclosed in the Offering Memorandum, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; and such Governmental Licenses contain no materially burdensome conditions or restrictions not customarily imposed by the FCC on telecommunications operators operating under the same types of licenses as the Issuer and its subsidiaries. The Issuer and its subsidiaries are, and upon consummation of the transactions contemplated under this Agreement will be, in substantial compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are, and upon consummation of the transactions contemplated under this Agreement will be, valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect, and neither the Issuer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses or which in any manner otherwise affects or questions the validity or effectiveness thereof, and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. No event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of such Governmental Licenses or the imposition of any material adverse restriction or condition thereon or which might result in any other material impairment of the rights of the Issuer or any of its subsidiaries therein. The Issuer and its subsidiaries are in compliance with the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, and all statutes, orders, rules, regulations and policies of the FCC relating to or affecting the telecommunications operations of the Issuer and its subsidiaries, except for such noncompliance as would not have a Material Adverse Effect.

          (xxv) TITLE TO PROPERTY. The Issuer and its subsidiaries have title in fee simple to, or a valid leasehold interest in all their real property and good title to, or a valid leasehold interest in, all of their other properties and assets, free and clear of all Encumbrances, except such as (A) are described in the Offering Memorandum or (B) do not, singly or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Issuer and its subsidiaries, considered as one enterprise, and under which the Issuer or any subsidiary holds properties described in the Offering Memorandum, are in full force and effect, and neither the Issuer nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession or the leased or subleased premises under any such lease or sublease.

          (xxvi) TAX RETURNS. The Issuer and its subsidiaries have filed any federal, state, local and foreign income and other material tax returns that are required to be filed by such entities or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such taxes, assessments, fines or penalties that are being contested in good faith and by appropriate proceedings; and adequate charges, accruals or reserves have been provided for in the financial statements referred to in
     Section 1(a)(vi) above in respect of any federal, state, local and foreign income and other material taxes for all periods as to which the tax liability of the Issuer or its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxvii)   ENVIRONMENTAL LAWS.  Except as described in the Offering
     Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Issuer nor its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, or rule of common law or any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, regulating, or imposing liability concerning, pollution, the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Issuer and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with such requirements, (C) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to Environmental Laws pending or threatened against the Issuer or any of its subsidiaries and (D) the Issuer has no knowledge of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxviii) REGISTRATION RIGHTS. Except as described in the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered by the Issuer or any of its subsidiaries under the Securities Act.

          (xxix) SOLVENCY. At the date of this Agreement, the Issuer is, and immediately after the Closing Time, the Issuer will be, Solvent. As used herein, the term "SOLVENT" means, with respect to the Issuer, on a particular date, that on such date (A) the fair value of the assets of the Issuer, on a consolidated basis with its subsidiaries, is greater than the total amount of liabilities (including contingent liabilities) of the Issuer, on a consolidated basis with its subsidiaries, (B) the present fair salable value of the assets of the Issuer, on a consolidated basis with its subsidiaries, is greater than the amount that will be required to pay the probable liabilities of the Issuer, on a consolidated basis with its subsidiaries, on its debts as they become absolute and matured, (C) the Issuer, on a consolidated basis with its subsidiaries, is able to pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Issuer, on a consolidated basis with its subsidiaries, is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which it has an unreasonably small capital.

          (xxx) INVESTMENT COMPANY ACT. As of the date of this Agreement, the Issuer is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds as described in the Offering Memorandum, the Issuer will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xxxi) RULE 144A ELIGIBILITY. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxii)   NO GENERAL SOLICITATION.  Neither the Issuer nor any person acting on its behalf through any agent (provided that no representation is made as to the Initial Purchasers, their affiliates or any person acting on their behalf) (A) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities in the United States or (B) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (xxxiii) NO REGISTRATION REQUIRED. Assuming (A) that the representations and warranties of the Initial Purchasers set forth in
     Section 2 and Section 6 hereof are true and (B) the compliance by the Initial Purchasers with the covenants and agreements set forth in Section 2 and Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under, or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with, this Agreement to register the Securities under the Securities Act or to qualify any indenture in respect of the Securities under the Trust Indenture Act of 1939, as amended.

          (xxxiv)   NO DIRECTED SELLING EFFORTS.  With respect to those
     Securities sold in reliance on Regulation S, (A) none of the Issuer, any of its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, their affiliates and any person acting on their behalf, as to whom the Issuer makes no representation) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) in the United States and (B) the Issuer, its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, their affiliates and any person acting on their behalf, as to whom the Issuer makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxxv) MARKET ACTIVITIES. The Issuer has not, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities or (B) (x) sold (except pursuant to this Agreement), bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (y) paid or agreed to pay to any person and compensation for soliciting another to purchase any other securities of the Issuer.

          (xxxvi)   ERISA.  The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
     (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Issuer would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxxvii) INSURANCE. The Issuer and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and is customary for companies engaged in similar businesses in similar industries.

     (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Issuer or any of its subsidiaries and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Issuer to the Initial Purchasers as to the matters covered thereby.

          2. PURCHASE, SALE AND RESALE OF THE SECURITIES; CLOSING REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. (a) SECURITIES. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Issuer agrees to sell to the Initial Purchasers, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuer, at the price set forth in SCHEDULE B, the aggregate principal amount of Securities set forth in SCHEDULE A opposite the name of such Initial Purchaser, plus any additional amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

     (b) PAYMENT. Payment of the purchase price for, and delivery of, the Securities shall be made at such place as shall be agreed upon by the Issuer and the Initial Purchasers, at 9:00 A.M., New York time, on the fifth (5th) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Issuer and the Initial Purchasers (such date and time of payment and delivery being herein called the "CLOSING TIME").

          Payment shall be made to the Issuer by wire transfer of IMMEDIATELY AVAILABLE FUNDS to a bank account designated by the Issuer, against delivery to TD Securities for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized TD Securities, for its account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. TD Securities, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

     (c) QUALIFIED INSTITUTIONAL BUYER. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer that it is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time. The certificates representing the Securities [(which may be in temporary form)] shall be registered in the name of Cede & Co. pursuant to an agreement or agreements with The Depository Trust Company ("DTC"), and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

          Section 3. CERTAIN COVENANTS OF THE ISSUER. The Issuer covenants with the Initial Purchasers as follows:

     (a) OFFERING MEMORANDUM. The Issuer will promptly deliver to the Initial Purchasers (without charge, for the period ending after the later of (i) the completion of the distribution of the Securities as determined by TD Securities and (ii) 45 days following the Closing Time, and at the expense of the Initial Purchasers thereafter) such number of copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, as the Initial Purchasers may from time to time reasonably request.

     (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Issuer will as soon as is practicable notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the distribution of the Securities by the Initial Purchasers as determined by TD Securities, any material changes in or affecting the condition, financial or otherwise, the earnings, business affairs or business prospects of the Issuer and its subsidiaries which (i) make any statement of any material fact made in the Offering Memorandum materially false or misleading or (ii) are not disclosed in the Offering Memorandum. If, during the period referred to in paragraph (a) above, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if, in the opinion of counsel for the Initial Purchasers or counsel for the Issuer, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Issuer, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that such Offering Memorandum as so amended or supplemented will comply with applicable law, as the case may be, and furnish the Initial Purchasers such number of copies as they may reasonably request (and the Initial Purchasers will, upon receiving notice from the Issuer to do so, suspend use of the Offering Memorandum, until such time as they shall have received such copies of the amended or supplemented Offering Memorandum).

     (c) AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Issuer will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers (except to the extent that any such amendment or supplement objected to is necessary, in the judgment of counsel to the Issuer, to make the statements made in the Offering Memorandum, in the light of the circumstances under which they were made, not misleading). Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) QUALIFICATION OF SECURITIES FOR OFFER AND SALE. The Issuer will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate and maintain such qualifications in effect as long as required for the sale of the Securities; PROVIDED, HOWEVER, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) RATING OF SECURITIES. The Issuer shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("MOODY'S"), to provide their respective credit ratings of the Securities.

     (f) DTC. The Issuer will use its reasonable efforts in cooperation with the Initial Purchasers to obtain the necessary approvals for the Securities to be eligible for clearance and settlement through DTC.

     (g) PORTAL. The Issuer will use its reasonable efforts in cooperation with the Initial Purchasers to obtain the necessary approvals for the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market.

     (h) USE OF PROCEEDS. The Issuer will apply the net proceeds that it receives from the offer and sale of the Securities issued by the Issuer in the manner set forth in the Offering Memorandum under the heading "Use of Proceeds."

     (i) RESTRICTION ON SALE OF SECURITIES. For a period of 90 days after the date of the Offering Memorandum, the Issuer will not, without the prior written consent of TD Securities, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other securities that are substantially similar to the Securities or securities that are exchangeable for or convertible into the Securities, other than the Exchange Securities referred to in the Registration Rights Agreements.

          Section 4. PAYMENT OF EXPENSES. (a) EXPENSES. Whether or not any sale of the Securities is consummated, the Issuer will pay and bear all costs and expenses incident to the performance of its and any of its respective subsidiaries' obligations under any Transaction Document, including (i) the preparation and printing of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Initial Purchasers, (ii) the delivery of the Securities to the Initial Purchasers, (iii) the fees and disbursements of the Issuer's counsel and accountants, (iv) the qualification of the Securities under the applicable U.S. securities laws in accordance with Section 3(d) hereof and any filing for review of the offering with NASD, including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (v) any fees charged by rating agencies for rating the Securities,
(vi) the fees and expenses of the Notes Trustee and the Debenture Trustee, including the fees and disbursements of counsel for the Notes Trustee and the Debenture Trustee in connection with the Notes Indenture, the Exchange Debenture, and the Securities, (vii) the cost of preparing certificates representing the Securities, (viii) the cost of obtaining approval for the trading of the Securities through PORTAL and (ix) all other costs and expenses incident to the performance of the Issuer's obligations hereunder that are not otherwise specifically provided for in this Section; PROVIDED, that except as specifically provided herein, the Issuer will not be obligated to pay the costs and expenses of counsel for the Initial Purchasers.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or 10(a)(i), the Issuer shall reimburse the Initial Purchasers for all of their documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, reasonably incurred by the Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

          Section 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Securities that they have agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Issuer contained herein and in certificates of any officer of the Issuer and any subsidiary delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder, and to the following further conditions:

     (a) OPINION OF COUNSEL FOR THE ISSUER. At the Closing Time, the Initial Purchasers shall have received a favorable opinion, dated as of the Closing Time, of the following counsel for the Issuer, in form and substance satisfactory to counsel for the Initial Purchasers: (i) Moss & Barnett, A Professional Association, counsel for the Issuer, to the effect set forth in EXHIBIT A-1 hereto and to such further effect as counsel for the Initial Purchasers may reasonably request (in giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Minnesota and the federal law of the United States upon the opinions of counsel satisfactory to the Initial Purchasers), (ii) Lukas, Nace, Gutierrez & Sachs, Chartered, special regulatory counsel for the Issuer, to the effect of the regulatory matters set forth in Exhibit A-2 hereto and to such further effect as counsel for the Initial Purchasers may reasonably request, (iii) Moss & Barnett, A Professional Association, Minnesota regulatory counsel for the Issuer, to the effect of the regulatory matters set forth in EXHIBIT A-3 hereto and to such further effect as counsel for the Initial Purchasers may reasonably request and (iv) Curtis, Thaxter, Stevens, Broder & Micoleau LLC, special Maine regulatory counsel for the Issuer, to the effect of the regulatory matters substantially in the form set forth in EXHIBIT A-4 hereto and to such further effect as counsel for the Initial Purchasers may reasonably request. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer and its subsidiaries (and other affiliates) and certificates of public officials.

     (b) OPINION OF COUNSEL FOR THE INITIAL PURCHASERS. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer and its subsidiaries (and other affiliates) and certificates of public officials.

     (c) OFFICERS' CERTIFICATES. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Issuer and of the chief financial or chief accounting officer of the Issuer, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time (except for those representations and warranties that are expressly made as of a certain date) and (iii) the Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) ACCOUNTANTS' COMFORT LETTERS. At the time of the execution of this Agreement, TD Securities shall have received from each of Arthur Anderson LLP, independent public accountants for the Issuer and Unity, and KPMG Peat Marwick LCC, independent auditors for ACC, a letter to the Initial Purchasers dated the date hereof, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) BRING-DOWN COMFORT LETTERS. At the Closing Time, TD Securities shall have received from each of Arthur Anderson LLP, independent public accountants for the Issuer and Unity, and KPMG Peat Marwick LLC, independent auditors for ACC, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (d) of this Section, except that the specified dates referred to shall be a date not more than three (3) business days prior to the Closing Time, together with signed or reproduced copies of such letter for the other Initial Purchasers.

     (f) MAINTENANCE OF RATING. At the Closing Time, the Senior Subordinated Notes shall be rated at least B-3 by Moody's and B- by S&P, and the Issuer shall have delivered to the Initial Purchasers a letter dated the Closing Time from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Issuer's other debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission in Rule 436(g)(2) under the Securities Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Issuer's other debt securities.

     (g) PORTAL. At the Closing Time, the Senior Subordinated Notes and the Exchangeable Preferred Stock shall have been designated for trading on PORTAL.

     (h) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may require for the purpose of enabling them to pass upon the matters referred to in Section 5(b) and in order to evidence (i) the accuracy and completeness of any of the representations, warranties or statements of the Issuer in this Agreement, (ii) the performance of the covenants of the Issuer in this Agreement or (iii) the fulfillment of the conditions herein contained and all proceedings taken by the Issuer at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this

Agreement. Such documents, certificates and opinions shall be satisfactory in form and substance to the Initial Purchasers and to counsel for the Initial Purchasers.

     (i) EXECUTION AND DELIVERY OF AGREEMENTS. At or prior to the Closing Time, the Notes Indenture and the Registration Rights Agreements, in form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed and delivered by the Issuer and be in full force and effect.

     (j) SOLVENCY CERTIFICATE. At the Closing Time, the Initial Purchasers shall have received a solvency certificate of the Issuer's chief financial officer, in form and substance reasonably satisfactory to the Initial Purchasers and dated as of the Closing Time.

     (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Issuer at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

     (l) ATLANTIC FINANCIAL DATA CERTIFICATE AND BRING DOWN. At the time of execution of this Agreement, the Initial Purchasers shall have received from the Chief Executive Officer and the Chief Financial Officer of the Issuer a certificate as of the date hereof in respect of certain financial data included in the Offering Memorandum in the form previously agreed. At the Closing Time, the Initial Purchasers shall have received from such officers a certificate to the effect that they reaffirm as of the Closing Time the statements made in the certificate referred to in the preceding sentence, with any reference in such bring down certificate to "the date hereof" or any similar reference being brought forward to the date of such bring down certificate.

          Section 6. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES. (a) REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE INITIAL PURCHASERS. Each of the Initial Purchasers represents, warrants and covenants to observe the following procedures in connection with the offer and sale of the Securities:

          (i) OFFERS AND SALES ONLY TO QUALIFIED INSTITUTIONAL BUYERS. Each Initial Purchaser understands that no action has been taken in any jurisdiction by the Issuer that would permit a public offering of the Securities in any jurisdiction where action would be required for such purpose. Each Initial Purchaser represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver any of the Securities in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in any such jurisdiction (other than in the United States). Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States (which shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for beneficial owners
     (other than an estate or trust) that are non-U.S. persons) to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act and applicable securities legislation of the relevant jurisdiction.

          (ii) NO GENERAL SOLICITATION. Neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities
     Act) in connection with the offering or sale of the Securities in the United States.

          (iii) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States (the "SUBSEQUENT PURCHASERS") that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be and (C) may not be offered, sold or otherwise transferred except (1) to the Issuer, (2) outside the United States in accordance with Rule 904 of Regulation S or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act.

          (iv) RESTRICTIONS ON TRANSFER. The transfer restrictions set forth under "Notice to Investors" in the Offering Memorandum, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Issuer and the Initial Purchasers.

          (v) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents, warrants and agrees that it has offered and sold Securities and will offer and sell Securities (A) as part of their distribution at any time and (B) otherwise until forty (40) days after the later of the date upon which the offering of the Securities commences and the Closing Time, only (x) outside the United States in accordance with Rule 903 of Regulation S or (y) to a Qualified Institutional Buyer in transactions that meet the requirements of Rule 144A under the Securities Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

          The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty (40) days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Terms used above have the meaning given to them by Regulation S.

     Terms used in the above paragraph but not otherwise defined have the meaning given to them by Regulation S.

          (vi) CONTRACTUAL ARRANGEMENTS WITH RESPECT TO DISTRIBUTION. Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer.

     (b) COVENANTS OF THE ISSUER. The Issuer covenants with each Initial Purchaser as follows:

          (i) DUE DILIGENCE. In connection with the original distribution of the Securities in accordance with the terms of this Agreement, the Issuer agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the businesses of the Issuer and its subsidiaries.

          (ii) INTEGRATION. The Issuer agrees that it will not and will cause its affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Issuer of any class thereof if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise with respect to
     (A) the sale of the Securities by the Issuers to the Initial Purchasers,
     (B) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (C) the resale of the Securities by such Subsequent Purchasers to others).

          (iii) RULE 144A INFORMATION. The Issuer agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Issuer furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act.

          (iv) RESTRICTION ON RESALES. After the Closing Time and until the Issuer shall have filed, and the Commission shall have declared effective, a Registration Statement (as defined in the Registration Rights Agreements) covering the Securities, the Issuer shall not, and shall not permit any of its affiliates to, sell any Securities that are "restricted securities" (as such term is defined in Rule 144(a)(3) under the Securities Act).

          Section 7. INDEMNIFICATION. (a) INDEMNIFICATION OF INITIAL PURCHASERS. The Issuer agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

     PROVIDED, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by TD Securities), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by any Initial Purchaser through TD Securities expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); PROVIDED FURTHER, that with respect to any untrue statement contained in or omission from any Preliminary Offering Memorandum, this indemnity agreement shall not inure to the benefit of any Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of any Securities to any person in the initial resale by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Offering Memorandum, as the same may be amended or supplemented, to that person at or prior to the written confirmation of such initial resale, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Offering Memorandum was made available to that Initial Purchaser prior to the sale of the Securities.

     (b) INDEMNIFICATION OF ISSUER. Each Initial Purchaser severally agrees to indemnify and hold harmless the Issuer, its directors, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through TD Securities expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by TD Securities, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action;
PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and the indemnifying party is obligated to reimburse the indemnified party under the foregoing provisions of this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          Section 8.  CONTRIBUTION.  If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this

Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuer on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total discount received by the Initial Purchasers, in each case as set forth on the cover of the Offering Memorandum, bear to the aggregate "Price to Investors" of the Securities as set forth on such cover.

          The relative fault of the Issuer on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and sold pursuant to the terms of this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

          Section 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, indemnities, agreements and other statements of the Issuer or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Issuer, and will survive delivery of the Securities to the Initial Purchasers.

          Section 10.  TERMINATION OF AGREEMENT.  (a)  TERMINATION; GENERAL.
The Initial Purchasers may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the time of the execution of this Agreement or the respective dates as of which information is given in the Offering Memorandum, any event or condition which would result in a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make the judgment of TD Securities, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, NASD or any other governmental authority, in each case, the effect of which is such as to make it, in the judgment of TD Securities, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if a banking moratorium has been declared by either Federal, New York or Minnesota authorities.

          (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as to the extent provided in Section 4; PROVIDED that the provisions of Sections 1, 7, 8 and 9 shall remain in full force and effect.

          Section 11. DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail, at the Closing Time, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), TD Securities shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more non-defaulting Initial Purchasers, to purchase, each severally and not jointly, all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, TD Securities shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either TD Securities or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven (7) days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

          Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to TD Securities at 31 West 52nd Street, New York, New York 10019-6101, Attention: Gordon Paris, and notices to the Issuer shall be directed to the Issuer at 3905 Dakota Street SW, Alexandria, Minnesota 56308,
Attention: President, with copies to Moss & Barnett, A Professional Association,
Attention: Ann K. Newhall, 4800 Norwest Center, Minneapolis, Minnesota 55402.

          Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Section 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS). SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

          Section 15. EFFECT OF HEADINGS. The Section and other headings herein are for convenience only and shall not affect the construction hereof.

          Section 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and in separate counterparts and, when this Agreement has been executed by each party in multiple or separate counterparts, all such counterparts taken together shall constitute one and the same agreement.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, please sign and return a counterpart hereof to TD Securities, whereupon this instrument will become a binding agreement among the Issuer and the Initial Purchasers in accordance with its terms.

                                      Very truly yours,

                                      RURAL CELLULAR CORPORATION

                                      By:
                                         ---------------------------
                                         Name:
                                         Title:

Confirmed and accepted as of
   the date first above written:

TD SECURITIES (USA) INC.


By:
-------------------------
   Name:
   Title:


NATIONSBANC MONTGOMERY
    SECURITIES LLC


By:
   ----------------------
   Name:
   Title:

BANCBOSTON SECURITIES INC.


By:
   ----------------------
     Name:
     Title:

                                     SCHEDULE A


                                  Principal Amount
                                      of Senior          Number of Shares of
                                 Subordinated Notes     Exchangeable Preferred
       Initial Purchasers         to be Purchased       Stock to be Purchased

 TD Securities ( USA) Inc.           $  87,500,000              87,500
 NationBanc Montgomery               $  25,000,000              25,000
 Securities LLC

 BancBoston Securities Inc.          $  12,500,000              12,500

      Total                           $125,000,000             125,000

                                     SCHEDULE B







     1. The initial price of the Securities shall be 100% of the principal amount or liquidation preference (as applicable) thereof, plus accrued interest or dividends (as applicable) , if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Senior Subordinated Notes shall be 97.125% of the principal amount thereof and for the Exchangeable Preferred Stock shall be 96.50% of the liquidation preference thereof.

     3. Interest on the Senior Subordinated Notes shall accrue at an annual rate of 95/8% and will be payable on May 15 and November 15 of each year, commencing on November 15, 1998. Dividends will accrue on the Exchangeable Preferred Stock at an annual rate of 113/8% per annum and will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 1998.

     4. The redemption prices to be supplied in the Offering Memorandum under the caption "Description of the Senior Subordinated Notes - Optional Redemption" (and correspondingly in the Notes Indenture) shall be on or after May 15 of the years appearing below:

          YEAR                                    REDEMPTION
                                                    PRICE
          2003                                      104.813%
          2004                                      103.208%
          2005                                      101.604%
          2006 and thereafter                       100.000%

     5. The redemption prices to be supplied in the Offering Memorandum under the caption "Description of Exchangeable Preferred Stock and Exchange Debentures - Exchangeable Preferred Stock - Optional Redemption" (and correspondingly in the Certificate of Designation) shall be on or after May 15 of the years appearing below:

          YEAR                                    REDEMPTION
                                                    PRICE
          2003                                      105.688%
          2004                                      104.266%
          2005                                      102.844%
          2006                                      101.422%
          2007 and thereafter                       100.000%

     6. The redemption prices to be supplied in the Offering Memorandum under the caption "Description of Exchangeable Preferred Stock and Exchange Debentures - Exchange Debentures - Optional Redemption" (and correspondingly in the Exchange Indenture) shall be on or after May 15 of the years appearing below:

          YEAR                                    REDEMPTION
                                                    PRICE
          2003                                      105.688%
          2004                                      104.266%
          2005                                      102.844%
          2006                                      101.422%
          2007 and thereafter                       100.000%

     7. The redemption price to be supplied in the Offering Memorandum under the caption "Description of Senior Subordinated Notes - Optional Redemption" with respect to the redemption of Senior Subordinated Notes from the net cash proceeds of a Qualifying Event (and correspondingly in all other places in the Offering Memorandum where such redemption price is referenced and in the Notes Indenture) shall be 109.625%.

     8. The redemption price to be supplied in the Offering Memorandum under the caption "Description of Exchangeable Preferred Stock and Exchange Debentures - Exchangeable Preferred Stock - Optional Redemption" with respect to the redemption of Exchangeable Preferred Stock from the net cash proceeds of a Qualifying Event (and correspondingly in all other places in the Offering Memorandum where such redemption price is referenced and in the Certificate of Designation) shall be 111.375%.

     9. The redemption price to be supplied in the Offering Memorandum under the caption "Description of Exchangeable Preferred Stock and Exchange Debentures - Exchange Debentures - Optional Redemption" with respect to the redemption of Exchange Debentures from the net cash proceeds of a Qualifying Event (and correspondingly in all other places in the Offering Memorandum where such redemption price is referenced and in the Exchange Indenture) shall be 111.375%.

                                  SCHEDULE 1(a)(ix)
                                     SUBSIDIARIES



Wholly owned subsidiaries:

     RCC Licenses, Inc., a Minnesota corporation

     RCC Paging, Inc., a Minnesota corporation

     RCC Atlantic Long Distance, Inc., a Minnesota corporation

     RCC Atlantic, Inc., a Minnesota corporation

     MRCC, Inc., a Maine corporation

Partially owned subsidiaries:

     Cellular 2000, Inc., a Minnesota corporation
          (41.67% ownership)

     Switch 2000, LLC, a Minnesota limited liability company
          (40.77% ownership)

     Wireless Alliance, LLC, a Minnesota limited liability company
          (51.00% ownership)

                                    EXHIBIT A-1

                          FORM OF OPINION OF MOSS & BARNETT

                                    EXHIBIT A-2

                     FORM OF OPINION OF LUKAS, NACE, GUTTIERREZ
                                 & SACHS, CHARTERED

                                     EXHIBIT A-3

                             FORM OF REGULATORY OPINION
                                 OF MOSS & BARNETT

                                    EXHIBIT A-4

                             FORM OF REGULATORY OPINION
                        OF CURTIS, THAXTER, STEVENS, BRODER
                                   & MICOLEAU LLC